Exhibit 99.1

INFORMATION STATEMENT

SPIN-OFF OF FLEXFRIDGE, INC.

THROUGH THE DISTRIBUTION

BY EPAZZ, INC.

OF 345,610,950 SHARES OF

FLEXFRIDGE, INC. COMMON A STOCK TO EPAZZ, INC. COMMON A SHAREHOLDERS

To Our Shareholders:

January 21, 2015

This Information Statement is being provided to you because we spun off our subsidiary, FlexFridge, Inc., an Illinois corporation (“FlexFridge”) to the holders of our Common A stock. We are effecting this Spin-Off (the “Spin-Off”) by distributing 345,610,950 shares of FlexFridge Common A stock as a non-taxable distribution for each outstanding share of Common A stock of Epazz, Inc., an Illinois corporation (sometimes “Epazz”). The FlexFridge shares were distributed as of 5:00 p.m., Chicago, Illinois time, on November 21, 2013 (the “Distribution Date”) to holders of record of the Epazz common stock at 5:00 p.m., Chicago, Illinois time, on September 15, 2013 (the “Record Date”).

The Epazz Board of Directors has determined that it would be in the best interests of the Epazz shareholders to separate FlexFridge from Epazz. Following the Spin-Off Epazz will own no shares of FlexFridge Common A stock, which means that FlexFridge will be a fully independent, publicly traded company.

No vote of the Epazz shareholders is required in connection with the Spin-Off and you are not required to take any action. This Information Statement contains details about the terms of the Spin-Off and certain tax consequences of the Spin-Off and the FlexFridge common stock. It is for your information only. If you have questions after reviewing the Information Statement, please call us at (312) 955-8161.

Neither the Securities and Exchange Commission nor any state securities regulators have approved the FlexFridge Common A stock to be issued to you pursuant to this Spin-Off or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued interest in Epazz, Inc.

Sincerely,

Shaun A. Passley, Ph.D.
Chief Executive Officer and
Chief Financial Officer

INFORMATION ABOUT THE SPIN-OFF

On August 25, 2013, the Epazz, Inc. Board of Directors approved the Spin-Off of FlexFridge to Epazz’s Common A shareholders. To effect this Spin-Off, the Epazz Board approved the distribution of the 345,610,950 shares of FlexFridge Common A stock owned by Epazz to holders of record of the Epazz Common A stock. These shares represent approximately 100 percent of the outstanding shares of FlexFridge Common A stock. The FlexFridge shares will be distributed as of 5:00 p.m., Chicago, Illinois time, on November 21, 2013.

You will not be required to pay any cash or other consideration for the shares of FlexFridge common stock distributed to you or to surrender or exchange your shares of the Epazz common stock and preferred stock to receive the distribution of the FlexFridge common stock.

The Number of Shares You Will Receive

The actual number of shares of FlexFridge common stock that will be distributed to you will be calculated as of the Record Date. The ratio that will be used to determine the number of FlexFridge common shares you will receive for each share of the Epazz common stock you own on the Record Date is calculated as follows:

	Epazz Common A Stock	Epazz Common B Stock	Epazz Series A Preferred Stock	Epazz Series B Preferred Stock	Total
Total number of shares of FlexFridge Common A stock to be distributed in the Spin-Off	345,610,950	X	X	x	345,610,950
Divided by: Total number of shares of Epazz stock outstanding at 5:00 p.m., Chicago, Illinois on September 15, 2013
Ratio of FlexFridge common shares to Epazz shares to be distributed	10 for 1

We cannot now determine the actual number of shares of FlexFridge Common A stock to be distributed to you since that number cannot be calculated until 5:00 p.m., Chicago, Illinois time, on the Record Date. Based on the number of shares of the Epazz common A stock outstanding as of September 5, 2013, you would receive approximately one share of FlexFridge Common A stock for each 10 shares of the Epazz Common A stock that you own on the Record Date.

Promptly following the Record Date, we will announce the actual ratio representing the number of shares of FlexFridge common stock to be distributed in the Spin-Off in respect of each share of the Epazz common stock and preferred stock. These ratios will also be included in the distribution statement that will be mailed to each registered owner of the Epazz Common A stock will be posted on our website at www.epazz.com.

When and How You Will Receive the FlexFridge Shares

The FlexFridge shares were distributed on November 21, 2013 (the “Distribution Date”) by Epazz by causing the shares of FlexFridge Common A stock to be registered in accounts established in the ownership records of FlexFridge.

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Registered Holders. If you own shares in registered form, the FlexFridge shares distributed to you will be registered in your name and you will become the record holder of that number of shares of FlexFridge Common A stock.

Street Name Holders. If your shares are held in a brokerage account or with a nominee, the distribution will be credited to the account of your brokerage firm or nominee. Your broker/nominee will in turn credit your account for the FlexFridge shares that you are entitled to receive. This could take up to two weeks from the Distribution Date.

Fractional Shares. We will not deliver any fractional shares of FlexFridge common stock in connection with the Spin-Off. Instead, we will round up to nearest whole share and deliver rounded up shares to you.

Book-Entry Registration. The FlexFridge common stock will be issued in book-entry form through the Direct Registration System. FlexFridge’s transfer agent and registrar, Island Stock Transfer, will hold your book-entry shares. If you wish to receive a physical certificate after the Distribution Date, you should contact FlexFridge’s transfer agent at Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760, telephone (727) 289-0010, and fax (727) 289-0069.

Distribution Statement. Following the Distribution Date, a distribution statement will be sent to you showing your ownership interest in the FlexFridge common stock. We currently estimate that it will take up to 10 days from the Distribution Date to complete the mailings of distribution statements.

Trading in Epazz Common A Stock and FlexFridge Common A Stock

Beginning about September 5, 2013, and continuing through market close on September 20, 2013, the “Pink Sheets” on which the shares of the Epazz Common A stock are currently traded may establish two markets in the Epazz common stock, a “regular way” market and a “when-issued” market. Shares that trade in the “regular way” market will trade with the entitlement to shares of FlexFridge Common A stock to be distributed pursuant to the Spin-Off. Shares that trade on the “when-issued” market will trade without the entitlement to shares of FlexFridge Common A stock to be distributed pursuant to the Spin-Off. Therefore, if you own shares of the Epazz Common A stock at 5:00 p.m., Chicago, Illinois time, on the Record Date and sell those shares on the “regular way” market prior to market close on November 21, 2013, the Distribution Date, you will also be trading the shares of FlexFridge common stock that otherwise would have been distributed to you pursuant to the Spin-Off.

Contracts made in the “when-issued” markets are contingent on the distribution of FlexFridge Common A shares pursuant to the Spin-Off. Settlement for these contracts would occur on September 18, 2013.

Since the shares of FlexFridge Common A stock are not yet trading, there will be no trading market established until the Form 211 is accepted.

Following the distribution, the Epazz Common A stock will continue to be traded on the “OTCQB” under the symbol “EPAZ.” As a result of the distribution, the trading price of the Epazz common stock immediately following the distribution will likely be lower than the trading price of the Epazz common stock immediately prior to the distribution.

Dissenters’ Right of Appraisal

Illinois and Illinois law do not provide for a right of a shareholder to dissent to the Spin-Off or the merger

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U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain federal income tax considerations that may be relevant to holders of our stock who receive shares of FlexFridge as a result of the Spin-Off. No state, local, or foreign tax consequences are addressed herein.

The following description of the material federal income tax consequences of the Spin-Off to our common shareholders is based on the Internal Revenue Code, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Spin-Off. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers or insurance companies). The state and local tax consequences of the Spin-Off may vary significantly as to each common shareholder, depending upon the jurisdiction in which such shareholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

Tax-Free Status of the Spin-off. We are of the opinion that our distribution of whole shares of FlexFridge common stock to our common shareholders in connection with the Spin-Off will be tax-free to Epazz and to our common shareholders for U.S. federal income tax purposes.

This means that for U.S. federal income tax purposes:

•	Epazz common shareholders will not recognize a gain or loss by reason of the receipt of whole shares of FlexFridge common stock as a result of the Spin-Off; and
•	Epazz will not recognize a gain or loss by reason of the Spin-Off.

We are not aware of any facts or circumstances that would cause any of our opinions to be incorrect in any material respect. Nevertheless, if the IRS subsequently held the Spin-Off to be taxable, the above consequences would not apply; and our common shareholders and we could be subject to tax.

Subsequent Sale of Stock. If you sell your shares of FlexFridge common stock or Epazz common stock after the distribution, you will recognize gain or loss on such sale based on the difference between the proceeds you receive from the sale and the tax basis allocated to the shares you sold as described below under “Allocation of Tax Basis.” In most cases, this gain or loss will be a capital gain or loss, assuming that you held such shares as a capital asset, and will be a long-term or short-term gain or loss based on your holding period for such shares as described below under “Holding Period.”

Allocation of Tax Basis. Your tax basis for the FlexFridge common stock received in the Spin-Off will be determined based on your tax basis in the Epazz common stock with respect to which your distribution of the FlexFridge common stock was made. Following the Spin-Off, your aggregate tax basis in your shares of the Epazz common stock and the FlexFridge common stock, will be the same as your tax basis in your shares of the Epazz common stock immediately prior to the Spin- Off. The aggregate tax basis in your shares of the Epazz common stock immediately prior to the Spin-Off will be allocated between your Epazz common stock and FlexFridge common stock in proportion to the fair market value of the Epazz common stock and the FlexFridge common stock at market close on September 20, 2013, the last trading day before the distribution.

Additional Information to Help You Calculate Your New Tax Basis. Additional information will be sent to you with the distribution statement concerning the allocation of your tax basis in the Epazz common stock between your shares of the Epazz common stock and the FlexFridge common stock, including fractional shares. This information will also be posted on our web site at www.epazz.com.

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Holding Period. The holding period for capital gains purposes of shares of FlexFridge common stock received in the distribution will include the holding period of the Epazz common stock in respect of which the distribution was made, provided the shareholder holds the Epazz common stock as a capital asset on the Distribution Date.

State, Local and Foreign Tax Consequences. You should consult your own tax advisor regarding the state, local and foreign tax consequences of your receipt of shares of FlexFridge common stock and any payment for fractional shares.

Tax Return Statement. U.S. Treasury regulations require you to attach to your U.S. federal income tax return - for the year in which the Spin-Off occurs - a detailed statement setting forth certain information regarding the nature of the Spin-Off. The information necessary to comply with that requirement will be enclosed with the distribution statement. The Information Statement to the Internal Revenue Service should be completed and attached to your 2013 tax return. This form will also be posted on our web site at www.epazz.com.

The summary of U.S. federal income tax consequences set forth above is for general information purposes only. Shareholders are advised to consult their own tax advisors as to the particular tax consequences to them of the Spin-Off, including the state, local, and (if applicable) foreign tax consequences.

INFORMATION ABOUT FLEXFRIDGE, INC.

Inasmuch as FlexFridge, Inc. does business operations.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this Information Statement. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business

We are a development stage company with limited operating history which may not serve as an adequate basis to judge our future prospects and results of operations.

FlexFridge, Inc. was incorporated in Illinois on March 03, 2013 as Cooling Technology Solutions, Inc. then renamed ZFridge, Inc. on September 19, 2013 then renamed FlexFridge, Inc. on May 29, 2014.

We have a brief operating history. We have had minimal operations. We will encounter difficulties as an early stage company in the highly competitive market for mini-fridges. We could incur net losses in the foreseeable future if we are unable to anticipate market trends and match our product offerings to consumer buying patterns. We will not offer a set line of products for sale, but constantly evaluate market trends and try to adjust our product offerings to meet consumer wants. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as establishing our position in the market and developing effective marketing of our products. To implement our business plan, we will be required to obtain additional financing. We have not yet located additional financing.

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Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. It is possible that we will not be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all.

We are a development stage company and have limited operating history upon which you can evaluate our business and prospects. We have yet to develop sufficient experience regarding actual revenues to be received from our proposed products. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is to produce innovative foldable mini-fridge that is able to fold to allow for easier transport and storage. Our ability to implement this business strategy is dependent on our ability to:

•	Predict consumer buying habits;
•	Identify and engage suppliers who will mass produce the mini-fridge;
•	Establish brand recognition and customer loyalty; and
•	Manage growth in administrative overhead costs during the initiation of our business efforts.

We do not know whether we will be able to continue successfully implement our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our lack of operating history and brand recognition, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions and consumer discretionary spending habits. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to a business strategy that ultimately proves unsuccessful.

Our product offerings may not be accepted.

We constantly seek to modify our product offerings to match consumer buying trends. As is typically the case involving product offerings, anticipation of demand and market acceptance is subject to a high level of uncertainty. The success of our product offerings primarily depends on the interest of consumers in purchasing our particular assortment of products. In general, achieving market acceptance for our products will require substantial marketing efforts and the expenditure of significant funds, which we may not have available, to create awareness and demand among consumers.

We have limited financial, personnel and other resources to undertake extensive marketing activities. Accordingly, we are uncertain as to the acceptance of any of our products or our ability to generate the revenues necessary to remain in business.

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We depend on third parties for supplying our products and shipping them directly to consumers.

We do not currently own or operate any manufacturing or storage facilities and we do not have any third-party suppliers. Therefore, we are, and in the future will need to identify suppliers that are able to ship on a timely basis the products ordered by consumers. We also rely on our suppliers to comply with any applicable safety standards and state and local regulatory requirements, if any, at competitive prices.

We are uncertain that we would be able to do so, in default of which we would lose sales and marketing credibility as well as our ability to generate revenues.

Our inability to obtain sufficient financing will harm our development and growth strategy.

We will require substantial amounts of working capital to fund our business. Our currently available funds will not be sufficient to meet our anticipated needs for working capital and capital expenditures through the next 12 months. Our anticipation of the time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and actual results could vary as a result of a number of factors, including those described in these Risk Factors and elsewhere in this Information Statement. We are uncertain that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain sufficient additional capital when needed, we could be forced to alter our business strategy, delay or abandon some of our development plans. Any of these events would harm our business, financial condition and results of operation. In addition, if we raise additional funds through the issuance of equity, equity- linked or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock and our stockholders may experience additional dilution.

Risks associated with our ability to manage expansion as a result of acquisitions.

The growth of our business depends in large part on our ability to manage expansion, control costs in our operations. This strategy will entail reviewing and potentially reorganizing acquired operations, corporate infrastructure and system and financial controls. Unforeseen expenses, difficulties, complication and delays frequently encountered in connection with the rapid expansion of operations could inhibit our growth and adversely affect our financial condition, results of operations or cash flow.

We may fail to protect adequately our proprietary technology, which would allow competitors to take advantage of our research and development efforts.

Our long-term success largely depends on our ability to market technologically competitive products. If we fail to obtain or maintain these protections, we may not be able to prevent third parties from using our proprietary rights. The currently pending or future patent applications that we license may not result in issued patents. In the United States, patent applications are confidential until patents issue, and because third parties may have filed patent applications for technology covered by their pending patent applications without our being aware of those applications, our patent applications may not have priority over any patent applications of others. In addition, the patents that we license may not contain claims sufficiently broad to protect us against third parties with similar technologies or products or provide us with any competitive advantage. If a third party initiates litigation regarding the patents we license, and is successful, a court could revoke those patents or limit their scope of coverage. We also rely upon trade secrets, proprietary expertise and continuing technological innovation to remain competitive. However our trade secrets, expertise and other technology may otherwise become known or be independently discovered by our competitors.

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We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us, or one of our strategic collaborators for infringing a third-party’s patent rights. Likewise, we may need to resort to litigation to enforce patent rights or to determine the scope and validity of third- party proprietary rights. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages, stop commercial activities relating to the affected products or services, obtain a license in order to continue manufacturing or marketing the affected products or services, or compete in the market with a substantially similar product. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages and litigation could disrupt our commercial activities.

We filed for our own patents essential for our business.

We filed for our own the patents essential to our success.

We may be liable for product liability claims not covered by insurance.

End users of our products may bring product liability claims against us. While we will take what we believe are appropriate precautions, we may be unable to avoid significant liability exposure. We intend to obtain and keep in force product liability insurance; however, such insurance may not be sufficient to protect us from all claims. In addition, we may be unable to obtain insurance in the future, or we may be unable to do so on acceptable terms. Any additional insurance we obtain may not provide adequate coverage against any asserted claims. In addition, regardless of merit or eventual outcome, product liability claims may result in diversion of our management’s time and attention, expenditure of large amounts of cash on legal fees, expenses and payment of damages, decreased demand for our products and services, and injury to our reputation.

Our ability to succeed will depend on research and development.

Our future success will depend on successful research and development and our ability to identify, hire, and retain additional qualified personnel. Currently, there is significant competition for qualified personnel for our business, and we do not know if we will be able to attract and retain the personnel necessary for the development of our business.

Our facility is to be leased by Epazz for six years.

Our facility is leased by Epazz for six years at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606

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Our future financial results are uncertain and our operating results may fluctuate, due to, among other things, consumer trends, seasonal fluctuations and market demand.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have little historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future expenses. Our expenses are dependent in large part upon expenses associated with our proposed marketing expenditures and related overhead expenses, and the costs of hiring and maintaining qualified personnel to carry out our respective services. Sales and operating results are difficult to forecast because they will depend on the growth of our customer base, changes in customer demands based on consumer trends, the degree of utilization of our advertising services as well as the mix of products and services sold. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall. This inability could cause our net losses in a given quarter to be greater than expected.

We may encounter substantial competition in our business and failure to compete effectively may adversely affect our ability to generate revenue.

We believe that existing and new competitors will continue to improve their products and introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations and financial condition. Important factors affecting our ability to compete successfully include:

•	Sales and marketing promotions;
•	Rapid and effective development of new, unique products;
•	Branded name advertising; and
•	Pricing.

In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability could be reduced in either case. In addition, competitors may enter our existing markets, or we will be unable to compete successfully against existing or new competition.

We rely on the services of certain key personnel.

Our business relies on the efforts and talents of our chief executive officer, Shaun Passley, Ph.D. The loss of his services could adversely affect the operations of our business, and could have a very negative impact on our ability to fulfill on our business plan.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and senior technology personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high- quality senior executives or senior technology personnel in the future. Such failure could materially and adversely affect our future growth and financial condition.

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We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly held company.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do carry limited directors’ and officers’ liability insurance. Directors’ and officers’ liability insurance has recently become much more expensive and difficult to obtain. If we are unable to continue or provide directors’ and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have greater directors’ and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We cannot forecast with any degree of certainty whether any of our proposed products will ever generate revenue or the amount of revenue to be generated by any of our proposed products. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

•	Our ability to attract new and repeat customers;
•	Our ability to keep current with the evolving requirements of our target market;
•	The ability of our competitors to offer new or enhanced products; and
•	Unanticipated delays or cost increases with respect to research and development.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business. Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives will increase our general and administrative costs as we will have to incur increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States, and adversely affect our operating results.

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Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities imports from foreign countries. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

Anti-takeover provisions may impede the acquisition of FlexFridge.

Certain provisions of the Illinois General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring FlexFridge to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. As a result, certain of these provisions may discourage a future acquisition of FlexFridge, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

Risks Relating to Our Stock

Shaun Passley, own 77 percent of our common stock. This concentration of ownership could discourage or prevent a potential takeover of FlexFridge that might otherwise result in your receiving a premium over the market price for your common stock.

Shaun Passley, CEO own in the aggregate 266,365,364 shares of our common A stock, which represent 77 percent of our issued and outstanding common stock as of the date of this Information Statement. The result of the ownership of our common stock by Shaun Passley is that it has voting control on all matters submitted to our stockholders for approval and is able to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of FlexFridge that might otherwise result in your receiving a premium over the market price for your common stock.

If we become a publicly traded company, in the event that your shares become free-trading, our common stock will most likely be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If our shares become publicly traded, our common stock will be sporadically or “thinly-traded” on the Pink Sheets, and possibly on the OTCQB, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or nonexistent. This situation will be attributable to a number of factors, including the fact that we are a small company which will be relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.

As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a mature issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. It is possible that a broader or more active public trading market for our common stock will not develop or be sustained, or that trading levels will not continue.

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Even if our shares become publicly traded, your shares may not be “free-trading.”

Investors should understand that their shares of our common stock will not become “free-trading” merely because FlexFridge is a publicly-traded company. In order for the shares to become “free- trading,” the shares must be registered, or entitled to an exemption from registration under applicable law. See “Shares Eligible for Future Sale.”

If our shares become publicly traded, the market price for our common stock will most likely be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of net revenues which could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market.

If our shares become publicly traded, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

Secondly, we will most likely be a speculative or “risky” investment due to the nature of our innovative products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

If our shares become publicly traded, the following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain the current market price, or as to what effect the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

If our shares become publicly traded, volatility in our common stock price may subject Quality Resource

Technologies to securities inquiries.

If our shares become publicly traded, the market for our common stock will most likely be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price would be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need to raise additional capital. If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding through equity or debt offerings, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail our operations and our business would fail.

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Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will issue additional securities to pay for services and reduce debt in the future. It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our certificate of incorporation and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by FlexFridge and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to FlexFridge and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in FlexFridge incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage FlexFridge from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit FlexFridge and our stockholders.

Absence of dividends.

We have never paid or declared any dividends on our common stock. Likewise, we do not anticipate paying, in the near future, dividends or distributions on our common stock or our common stock to be issued in this offering. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, our financial requirements for future operations and growth, and other facts as we may then deem appropriate.

Our directors have the right to authorize the issuance of additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of common stock from time to time. Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If our shares become publicly traded and our shares are traded on OTC Markets

If our shares become publicly traded, our common stock will most likely be subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock will be limited, which would make transactions in our stock cumbersome and may reduce the investment value of our stock.

If our shares become publicly traded, our shares of common stock will most likely be “penny stocks” because they most likely will not be registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, if our shares become publicly traded, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

FlexFridge is not classified as a “shell company” under the Exchange Act.

FlexFridge is not a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities which we may issue can only be resold through registration under the Securities Act, Section 4(1) of the Securities Act, if available, for non-affiliates, or by meeting the conditions of Rule 144(i) promulgated under the Securities Act.

A “shell company” means a registrant, other than an asset-backed issuer, that has:

•	No or nominal operations; and
•	Either, (i) no or nominal assets; (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The provisions of Rule 144(i) providing for the six month holding period are not available for the resale of securities initially issued by a “shell company.”

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Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, FlexFridge must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this Information Statement, we make a number of statements, referred to as “forward-looking statements” which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results. We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to FlexFridge and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate under the circumstances.

You can generally identify forward-looking statements through words and phrases such as “seek,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “budget,” “project,” “may be,” “may continue,” “may likely result,” and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of FlexFridge, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

•	Whether or not markets for our proposed products develop and, if they do develop, the pace at which they develop;
•	Our ability to attract and retain qualified personnel to implement our growth strategies;
•	Our ability to fund our financing needs;
•	Competitive factors;
•	General economic conditions;
•	Changes in our business plan and corporate strategies; and
•	Other risks and uncertainties discussed in greater detail in the sections of this Information Statement, including those captioned “Risk Factors” and “Business.”

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning FlexFridge and our business made elsewhere in this Information Statement. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this Information Statement to reflect new events or circumstances unless and to the extent required by applicable law.

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BUSINESS

FlexFridge is a Patent Pending foldable mini-fridge. FlexFridge was designed to allow students, campers, hotels and businesses to have a big mini-fridge in their dorm rooms, RVs, hotel rooms, or offices. FlexFridge is easy to transport and is easy to setup.

Exchange Act Registration

Once the Exchange Act registration becomes effective, FlexFridge will be subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. FlexFridge’s executive officers, directors and beneficial owners of 10 percent or more of our common stock will also file reports relative to the acquisition or disposition of shares of FlexFridge Common Stock or acquisition, disposition or exercise of any of FlexFridge Common Stock purchase options or warrants.

Following the effective date of the registration of the FlexFridge Common Stock under the Exchange Act and as soon as the SEC releases the stock for trading and the other regulatory requirements are met with Financial Industry Regulatory Authority (“FINRA”), the shares of FlexFridge Common Stock will be available for quotation on the Over-the-Counter Bulletin Board.

Overview

As discussed elsewhere in this Information Statement, prior to the Spin-Off, FlexFridge was previously known as Cooling Technology Solutions, Inc., a Illinois corporation in March 3, 2013 then later changed its name ZFridge, Inc. an Illinois corporation in September 19, 2013. The company was renamed FlexFridge, Inc. on May 29, 2014. FlexFridge, Inc. was a wholly-owned subsidiary of Epazz, Inc.

Containers

The vision of FlexFridge is to develop, manufacture and sell innovative fridge.

Strategy and Implementation Summary

FlexFridge has an initial strategy to emphasize service and support. Both are essential in growing our business. By understanding our customers’ needs we can adapt and develop the account as needed. In addition, as we continue to develop our people, we will become more aware of our customers’ needs, thus allowing us to overcome obstacles as they may arise. Our second strategy is to place additional focus on creating manufacturing relationships, and relationships are the framework that gives us the ability to grow together and form mutually beneficial long-term bonds. Our competitive edge is our innovative technologies.

Market Analysis

FlexFridge intends to market a brand new concept into an existing marketplace that has not thought outside the box or looked to add efficiency into an existing design.

We expect demand for our foldable mini-fridges. We believe key markets are college students, governments, campers and hotels.

Competition

Our competition is primarily compact fridge. FlexFridge’s entry into this field will largely depend on our success in raising funds to meet the demand.

Government Regulation

FlexFridge’s business is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards.

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Employees

As of the date of this Information Statement, FlexFridge has 1 employees, all of whom are employed at its engineering office. We are not a party to a collective bargaining agreement with our employees and we believe that our relationships with our employees are satisfactory.

FlexFridge currently anticipates that it will hire additional employees in the last quarter of 2015. We do not feel that we would have any difficulty in locating needed help.

From time-to-time, FlexFridge anticipates that it will use the services of independent contractors and consultants to support its business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified managerial personnel.

Properties

FlexFridge’s principal office in Chicago, Illinois 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606 providing by Epazz, Inc.

Legal Proceedings

FlexFridge is not engaged in any litigation, and we are unaware of any claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today’s business environment as an unfortunate price of conducting business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Information Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Information Statement. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are a start-up (development stage) company and have not generated significant revenues. We have no assurance that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing stockholders.

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Results of operations for FlexFridge, Inc.

FlexFridge, Inc. has had very little activity since inception. There have been no revenues for the years ended December 31, 2014 and 2013.

Results of operations for FlexFridge, Inc.

From Inception on March 3, 2013 to December 31, 2014.

We earned no revenue from inception on March 3, 2013 to December 31, 2014.

Since inception, we have incurred $30,116 of operating expenses, consisting primarily of professional services of $29,661, business licenses of $275 and bank services charges of $180.

Our net income since inception is negative $30,116.

Liquidity and capital resources

At inception, no shares have been sold.

As of December 31, 2014, our total assets were $20 and our total liabilities were $30,136. As of December 31, 2014 we had cash of $20.

During the period from inception to December 31, 2014, we generated no cash from operating activities.

MANAGEMENT

Executive Officers and Directors of FlexFridge

The following table sets forth information concerning the directors and executive officers of Quality Resource Technologies as of the date of this Information Statement:

Name	Age	Position(s)	Position(s) Held Since
Shaun A. Passley	36	Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer	2013
Craig E. Passley	42	Secretary	2015

The members of FlexFridge’ board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board, which has fixed the number of our directors at four.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. Ingrid Solano is the daughter of James Solano. Otherwise, there are no family relationships among FlexFridge’ directors and officers.

We may employ additional management personnel, as our board of directors deems necessary. We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for FlexFridge’ directors and executive officer is set forth below.

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Shaun Passley, Ph.D.

Shaun Passley, Ph.D. has been the President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since our inception in March 3, 2013.  Dr. Passley obtained his Bachelor’s degree from De Paul University in Finance in 2000, his Master’s Degree from De Paul University in Information Technology in 2006, and his MBA from Benedictine University in 2007, his Masters of Product Design and Development from Northwestern University in 2011 and his Ph.D. in Values Driven Leadership from Benedictine University in 2014.

Craig Passley has been Corporate Secretary at Epazz Inc. since May, 2005. Mr. Passley has served at KB Builders, since November 2000. He obtained his Bachelors degree from Bradley University in 1997 and his Masters Degree from the Keller Graduate School of Management in 2001, his MBA from Lake Forest College in 2008 and his Masters degree from Purdue University in 2012.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We will not required to maintain such committees under the rules applicable to companies listed on the OTC Markets. None of our independent directors qualify as an "audit committee financial expert."

Our Director is elected annually and holds office until our next annual meeting of the shareholders and until his successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Director may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Director(s).

Committees of the Board

We do not currently have an Audit, Executive, Finance, Compensation, or Nominating Committee, or any other committee of the board of directors. However, FlexFridge has adopted charters for these committees, in the event that we elect to implement them. Copies of the charters for each proposed committee will be filed with the Form 10 registration statement as exhibits.

The responsibilities of these committees are fulfilled by FlexFridge’ board of directors and all of our directors participate in such responsibilities, none of whom is “independent” as defined under Rule 4200(a)(15) of the NASD’s listing standards described below, as FlexFridge’ financial constraints have made it extremely difficult to attract and retain qualified independent board members. In addition, FlexFridge does not currently have an “audit committee financial expert” as such term is defined in the Securities Act. Since FlexFridge does not have any of the subject committees, FlexFridge’ entire board of directors participates in all of the considerations with respect to FlexFridge’ audit, compensation and nomination deliberations.

Rule 4200(a)(15) of the NASD’s listing standards defines an “independent director” as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

•	A director who is, or at any time during the past three years was, employed by the company;
•	A director who accepted or who has a Family Member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following: (i) compensation for board or board committee service; (ii) compensation paid to a Family Member who is an employee (other than as an executive officer) of the company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation. Provided, however, that in addition to the requirements contained in this paragraph, audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

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•	A director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;
•	A director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed five percent of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs.
•	A director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or
•	A director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

We hope to add qualified independent members of FlexFridge’ board of directors at a later date, depending upon our ability to reach and maintain financial stability.

Audit Committee

The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee. The board approves the selection of FlexFridge’ independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

The size of our board, at this time, does not require a separate nominating committee. When evaluating director nominees, FlexFridge’ directors consider the following factors:

•	The appropriate size of FlexFridge’ board of directors;
•	FlexFridge’ needs with respect to the particular talents and experience of Quality Resource Technologies’ directors;
•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;
•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

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Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in FlexFridge’ best interests as well as our stockholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to FlexFridge’ business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, FlexFridge has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although FlexFridge reserve the right in the future to retain a third party search firm, ifnecessary. The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve FlexFridge’ best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Following the effective date of the Form 10 registration statement described in this Information Statement, under Section 16(a) of the Exchange Act, the directors and certain of the officers, and persons holding more than 10 percent of FlexFridge’ common stock will be required to file forms reporting their beneficial ownership of FlexFridge’ common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons will also be required to furnish management with copies of all forms so filed.

Communication with Directors

Stockholders and other interested parties may contact any of our directors by writing to them at FlexFridge, Inc., 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606, and Attention: Corporate Secretary.

FlexFridge’ board has approved a process for handling letters received by FlexFridge and addressed to any of our directors. Under that process, the Secretary reviews all such correspondence and regularly forwards to the directors a summary of all such correspondence, together with copies of all such correspondence that, in the opinion of the Secretary, deal with functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by FlexFridge that is addressed to members of the board and request copies of such correspondence.

Conflicts of Interest

From time to time, one or more of FlexFridge’ affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that FlexFridge own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with FlexFridge with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of FlexFridge and other businesses with which FlexFridge’ affiliates are associated. FlexFridge’ affiliates are in no way prohibited from undertaking such activities, and neither FlexFridge nor its stockholders will have any right to require participation in such other activities.

Further, because FlexFridge intends to transact business with some of its officers, directors and affiliates, as well as with firms in which some of its officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of FlexFridge and these related persons or entities. FlexFridge believes that such transactions will be effected on terms at least as favorable to FlexFridge as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, FlexFridge has adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to FlexFridge at the time it is authorized or approved by our directors.

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Code of Ethics for Senior Executive Officers and Senior Financial Officers

FlexFridge has adopted a Code of Ethics for Senior Executive Officers and Senior Financial Officers that applies to its president, chief executive officer, chief operating officer, chief financial officer, and all financial officers, including the principal accounting officer. The code provides as follows:

•	Each officer is responsible for full, fair, accurate, timely and understandable disclosure in all periodic reports and financial disclosures required to be filed by FlexFridge with the Securities and Exchange Commission or disclosed to FlexFridge’ stockholders and/or the public.
•	Each officer shall immediately bring to the attention of the audit committee, or disclosure compliance officer, any material information of which the officer becomes aware that affects the disclosures made by FlexFridge in its public filings and assist the audit committee or disclosure compliance officer in fulfilling its responsibilities for full, fair, accurate, timely and understandable disclosure in all periodic reports required to be filed with the Securities and Exchange Commission.
•	Each officer shall promptly notify FlexFridge’ general counsel, if any, or the president or chief executive officer as well as the audit committee of any information he may have concerning any violation of our Code of Business Conduct or Code of Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any management or other employees who have a significant role in FlexFridge’ financial reporting, disclosures or internal controls.
•	Each officer shall immediately bring to the attention of our general counsel, if any, the president or the chief executive officer and the audit committee any information he may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to FlexFridge and the operation of our business, by FlexFridge or any of its agents.
•	Any waiver of this Code of Ethics for any officer must be approved, if at all, in advance by a majority of the independent directors serving on FlexFridge’ board of directors. Any such waivers granted will be publicly disclosed in accordance with applicable rules, regulations and listing standards.

FlexFridge’ principal executive offices are located at 205 W. Wacker Dr. Suite 1320, Chicago, IL 60606. Our email address is info@FlexFridge.com.

Summary of Cash and Certain Other Compensation

At present FlexFridge has only two executive officers. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•	A base salary;
•	A performance bonus; and
•	Periodic grants and/or options of our common stock.

Base Salary. FlexFridge chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

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Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose. At present, we do not possess such funds.

Intentionally Left Blank.

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Summary Compensation Table

The following table sets forth, for the last two fiscal years, the compensation earned for services rendered in all capacities by FlexFridge’ chief executive officer, chief financial officer and the other executive officers serving as such at December 31, 2014. The individuals named in the table will be hereinafter referred to as the “Named Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Shaun Passley, Ph.D	2014 & 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Craig Passley	3014 & 2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of FlexFridge’ named executive officers as of the end of the last completed fiscal year, December 31, 2014:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Shaun Passley, Ph.D	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Craig Passley	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Intentionally Left Blank.

23

Director Compensation

The following table provides concerning the compensation of FlexFridge’ directors as of the end of the last completed fiscal year, December 31, 2014:

	Fees Earned or Paid	Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred Compensation	All Other
	in Cash	Awards	Awards	Compensation	of Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
Shaun Passley, Ph.D	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this Information Statement, FlexFridge does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

FlexFridge has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Intentionally Left Blank.

24

PRINCIPAL STOCKHOLDERS

The following table sets forth, following the Effective Date of the Merger, information concerning ownership of FlexFridge securities by:

•	Each person who will beneficially own more than five percent of the outstanding shares of Quality
•	Resource Technologies common stock;
•	Each of FlexFridge’ directors;
•	Each of FlexFridge’ named executive officers; and
•	All of FlexFridge’ directors and officers as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Number	Percent

Shaun Passley, Ph.D.	266,365,364	77
All directors and officers as a group (seven persons)	272,366,369	78.7
Passley Family	31,020,338	9

Other than as stated herein, there are no arrangements or understandings, known to us, including any pledge by any person of our securities:

•	The operation of which may at a subsequent date result in a change in control of the registrant; or
•	With respect to the election of directors or other matters.

DESCRIPTION OF SECURITIES

The authorized capital stock of FlexFridge consists of 1,000,000,000 shares of Common A stock, $0.001 par value per share (the “Common A Stock”), 60,000,000 shares of Common B stock (“Common B Stock”), $0.001 par value and 20,000,000 shares of Series A Preferred stock (“Preferred A Stock”), 20,000,000 shares of Series B Preferred stock, $0.001 par value per share (the “Preferred B Stock”). As of the date of this Form 10, 345,929,044 share of FlexFridge Common A stock was issued and outstanding. 60,000,000 shares of FlexFridge Common B stock was issued and outstanding. 20,000,000 shares of FlexFridge Preferred A shares are issued and outstanding. 20,000,000 shares of FlexFridge Preferred B shares are issued and outstanding.

25

The following description of certain matters relating to FlexFridge securities is a summary and is qualified in its entirety by the provisions of FlexFridge’ certificate of incorporation and bylaws.

Preferred Stock

FlexFridge board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of FlexFridge. As of the date of this Information Statement, our board has issued no shares of our preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of FlexFridge, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of Illinois. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Illinois provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of FlexFridge with any corporation, or any liquidation or disposition of any substantial assets of FlexFridge.

Options

As of the date of this Information Statement, FlexFridge has not issued any options or equity awards to purchase shares of its common stock, although FlexFridge may do so in the future.

26

CERTAIN PROVISIONS OF FLEXFRIDGE’S ARTICLES OF INCORPORATION AND BYLAWS

General

Provisions of FlexFridge’ certificate of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of FlexFridge’ preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of FlexFridge’ board of directors by FlexFridge’ stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by FlexFridge’ board of directors, which some stockholders may deem to be in their best interests.

Board of Directors

The business and affairs of FlexFridge is managed under the direction of our board of directors, which currently consists of four members. The number of members on FlexFridge’ board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting FlexFridge’ board of directors.

Newly created directorships resulting from any increase in the number of directors and any vacancies on FlexFridge’ board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director’s successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. FlexFridge’ board of directors may not have less than one member. There is no limit on the maximum size of FlexFridge’ board.

Whenever the holders of any class or series of FlexFridge’ capital stock are entitled to elect one or more directors under any resolution or resolutions of FlexFridge’ board of directors designating a series of FlexFridge’ preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of FlexFridge’ then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

Meetings of Stockholders

FlexFridge’s bylaws provide that a special meeting of FlexFridge’

stockholders may only be called by:

•	The holders of at least 10 percent of the outstanding shares of FlexFridge’ capital stock entitled to vote at the proposed special meeting; or
•	FlexFridge’s board of directors by means of a duly adopted resolution.

Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting.

The next annual meeting of FlexFridge’ stockholders will be held in 2015, on a date and at a place and time designated by FlexFridge’s board of directors.

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Limitation of Liability

FlexFridge’s certificate of incorporation provide that any director or officer of FlexFridge shall not be personally liable to FlexFridge or FlexFridge’s stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer:

•	If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or
•	Under the Illinois General Corporation Law.

Indemnification. FlexFridge’s certificate of incorporation provide that FlexFridge shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by FlexFridge or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of FlexFridge, or is or was serving at FlexFridge’ request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

•	The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or
•	The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, FlexFridge’ best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

Further, FlexFridge’s certificate of incorporation permits FlexFridge to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by FlexFridge or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of FlexFridge, or is or was serving at FlexFridge’ request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

•	The liability did not result from any act or failure to act which constituted a breach of that person’s fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or
•	The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, FlexFridge’ best interests.

However, FlexFridge is prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to FlexFridge, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

FlexFridge’ bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling FlexFridge under the indemnification provisions, or otherwise, FlexFridge is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Bylaws

Our certificate of incorporation and bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

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Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our certificate of incorporation permits FlexFridge to limit the liability of FlexFridge’s directors to the fullest extent permitted under the Illinois General Corporation Law. As permitted by the Illinois General Corporation Law, FlexFridge’ bylaws and certificate of incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of FlexFridge. To the fullest extent allowed by the Illinois General Corporation Law, FlexFridge will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, FlexFridge will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer’s or director’s own negligence or misconduct in the performance of duty.

The provisions of FlexFridge’s bylaws and certificate of incorporation regarding indemnification are not exclusive of any other right FlexFridge has to indemnify or reimburse FlexFridge’s officers or directors in any proper case, even if not specifically provided for in FlexFridge’s certificate of incorporation or bylaws.

FlexFridge believes that the indemnity provisions contained in FlexFridge’s bylaws and the limitation of liability provisions contained in FlexFridge’s certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving FlexFridge’s directors, executive officers, employees or other agents as to which indemnification is being sought exists, and FlexFridge is not aware of any pending or threatened material litigation that may result in claims for indemnification by any of FlexFridge’s directors or executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FlexFridge pursuant to the foregoing provisions, FlexFridge has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of a future offering, the shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Sale of Restricted Shares

Certain shares of our outstanding common stock which may be issued in private transactions in reliance upon exemptions from registration under the Securities Act and not registered for resale may be sold only pursuant to an effective registration statement filed by FlexFridge or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

29

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities

Act, provides:

•	If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.
•	If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.
•	Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows: If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Special provisions for “Shell Companies.” The provisions of Rule 144 providing for the six month holding period are not available for the resale of securities initially issued by a “shell company” which is defined as an issuer, other than a business combination related shell company, as defined in Rule 405, or an asset-backed issuer, as defined in Item 1101(b) of Regulation AB, that has no or nominal operations; and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets; or an issuer that has been at any time previously an issuer described in paragraph (i)(1)(i) of

Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, FlexFridge must have certain information publicly available. We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act.

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REPORTS TO STOCKHOLDERS

We will furnish our stockholders with an annual report which describes the nature and scope of our business and operations for the prior year and which will contain a copy of our audited financial statements for our most recent fiscal year.

WHERE YOU CAN FIND MORE INFORMATION

Once the Form 10 registration statement that we intend to file with the SEC becomes effective, we will be subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K. Our executive officers, directors and beneficial owners of 10 percent or more of our common stock will also file reports relative to the acquisition or disposition of shares of our common stock or acquisition, disposition or exercise of any of our common stock purchase options or warrants.

Epazz, Inc. is subject to the informational reporting requirements of the Exchange Act. Accordingly, Epazz files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”) including financial statements. One the Spin-Off is complete, FlexFridge will file a Form 10 pursuant to the Exchange Act and will likewise be subject to the informational requirements of the Exchange Act, and must file reports, proxy statements and other information with the SEC, such as current, quarterly and annual reports on Forms 8-K, 10-Q and 10-K, including financial statements. These filings will be a matter of public record and any person may read and copy any materials Epazz or FlexFridge files with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Further, the SEC maintains an Internet web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Epazz and FlexFridge, that file electronically with the SEC.

Epazz and FlexFridge each maintain a website.

• Visit FlexFridge’s website at www.flexfridge.com.

You can also obtain more information about the Spin-Off from Epazz, Inc. by calling us at (312) 955-8161.

By Order of the Board of Directors,

Shaun A. Passley, Ph.D.
Chief Executive Officer and
Chief Financial Officer

31

FLEXFRIDGE, INC.

Annual Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
of FlexFridge, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of FlexFridge, Inc. (a Development Stage Company) as of December 31, 2014 and 2013, respectively, and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014 and the period from inception on March 3, 2013 to December 31, 2013 and the period from inception on March 3, 2013 to December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FlexFridge, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has accumulated a deficit of $30,116 and negative working capital of $30,116, which raises doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

Houston, TX

www.mkacpas.com

January 15, 2015

F-1

FlexFridge, Inc.

(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash	$20	$100

Total assets	$20	$100

Liabilities and Stockholders' Equity (Deficit)

Accounts payable - related party	$30,136	$3,175
Total liabilities	30,136	3,175

Stockholders' equity (deficit):
Common stock, Class A, $0.0001 par value, 1,000,000,000 shares authorized, 345,610,950 shares issued and outstanding at December 31, 2014 and December 31, 2013	34,561	34,561
Additional paid in capital	(34,561)	(34,561)
Deficit accumulated during development stage	(30,116)	(3,075)
Total stockholders' equity (deficit)	(30,116)	(3,075)

Total liabilities and stockholders' equity (deficit)	$20	$100

See accompanying notes to financial statements.

F-2

FlexFridge, Inc.

(A Development Stage Company)

INCOME STATEMENTS

	For the Years Ended	Inception to	Inception
	December 31,	December 31,	March 3, 2013 to
	2014	2013	December 31, 2014
Revenue	$–	$–	$–

Expenses:
Patent Expense	26,861	2,800	29,661
Bank Charges	180	–	180
General and administrative	–	275	275
Total operating expenses	27,041	3,075	30,116

Net loss	$(27,041)	$(3,075)	$(30,116)

Weighted average number of common shares outstanding - basic and fully diluted	345,610,950	345,610,950	345,610,950

Net loss per share - basic and fully diluted	$(0.00)	$(0.00)	$(0.00)

See accompanying notes to financial statements.

F-3

FlexFridge, Inc.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 3, 2013 (INCEPTION) TO DECEMBER 31, 2014

	Class A			Deficit Accumulated During	Total
	Common Stock		Additional	Development	Stockholders'
	Shares	Amount	Paid-in	Stage	Equity (Deficit)
March 3, 2013 (Inception)	–	–	–	–	–

Issuance of common stock for spin-off	345,610,950	$34,561	$(34,561)		$0

Net (loss) for the period ended December 31, 2013	–	–	–	(3,075)	(3,075)

Balance, December 31, 2013	345,610,950	$34,561	$(34,561)	$(3,075)	$(3,075)

Net (loss) for the year ended December 31, 2014	–	–	–	(27,041)	(27,041)

Balance, December 31, 2014	345,610,950	$34,561	$(34,561)	$(30,116)	$(30,116)

See accompanying notes to financial statements.

F-4

FlexFridge, Inc.

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	For the Years Ended		Inception
	December 31,		March 3, 2013 to
	2014	2013	December 31, 2014
Cash flows from operating activities
Net loss	$(27,041)	$(3,075)	$(30,116)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts payable - related party	26,961	3,075	30,036
Net cash used in operating activities	$(80)	$–	$(80)

Cash flows from investing activities

Net cash used in investing activities	$–	$–	$–

Cash flows from financing activities
Contributed capital	$–	$100	$100

Net increase (decrease) in cash	$(80)	$100	$20
Cash - beginning	100	–	–
Cash - ending	$20	$100	$20

Non-Cash Transactions
Issuance of shares for spin-off from parent	–	34,561	34,561

See accompanying notes to financial statements.

F-5

FLEXFRIDGE, INC.

(A Development Stage Company) NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Summary of Significant Accounting Policies

Nature of Business and Organization

FlexFridge, Inc. (“FlexFridge” or the “Company”), an Illinois corporation, was formed on March 3, 2013 as Cooling Technology Solutions, Inc. (“CTS”), a wholly-owned subsidiary of Epazz, Inc. (“Epazz”), an Illinois corporation. On September 19, 2013, the Company amended its Articles of Incorporation to change the name from Cooling Technology Solutions, Inc. to Z Fridge, Inc. and was renamed FlexFridge, Inc. on May 29, 2014. The Company was formed to develop its Project Flex product which involves the development of a dorm room sized refrigerator. The Company plans to file a non-provisional patent application and currently has limited activity.

On September 7, 2013, the sole Director, and majority shareholder, holding over two thirds of the voting power of the Corporation’s Class A and Class B Common Stock of Epazz, voted to approve the spin-off and stock dividend of Z Fridge, whereby each of Epazz’ shareholders of record on September 15, 2013 received 1 share of Z Fridge for each 10 shares of Epazz Class A Common Stock as distributed on November 21, 2013.

Basis of Accounting

Our financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

Reclassifications

Certain amounts in the financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

FlexFridge maintains cash balances in non-interest-bearing transaction accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents on hand at December 31, 2014 or 2013.

F-6

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Software	3 years

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated. We elected to expense our patent costs, which totaled $26,861 for the period from March 4, 2013 (Inception) through December 31, 2014.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1)	Initial stage (planning), whereby the related costs are expensed.
2)	Development (web application, infrastructure, and graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.
3)	Post-implementation (after site is up and running: security, training, and administration), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

The Company didn’t have any capitalized website development costs during the period from March 3, 2013 (Inception) through December 31, 2014.

F-7

Allowance for Doubtful Accounts

We plan to generate the majority of our revenues and corresponding accounts receivable from the sales of our product. When we commence sales we will evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. We had no Bad debts expense or allowance for doubtful accounts for the period from March 3, 2013 (Inception) through December 31, 2014.

Revenue Recognition

Sales on products are recorded when goods are sold, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

The Company doesn’t currently provide product warranties, but if it does in the future it will provide for specific product lines and accrue for estimated future warranty costs in the period in which the revenue is recognized.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. We had no advertising expenses period from March 3, 2013 (Inception) through December 31, 2014.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and Diluted Loss per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the period presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception on March 3, 2013. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, are to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. We had no common stock issued for services and compensation for the period from March 3, 2013 (Inception) through December 31, 2014.

Uncertain Tax Positions

Effective upon inception on March 3, 2013, the Company adopted new standards for accounting for uncertainty in income taxes. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions. As of December 31, 2014, the Company had no uncertain tax positions.

F-8

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

F-9

In February 2013, FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
-	Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 did not have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 did not have a material impact on our financial position or results of operations.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $(30,116), as of December 31, 2014. The Company’s current liabilities exceeded its current assets by $30,116. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-10

Note 3 – Spin-Off

On March 3, 2013, the Company, formerly a wholly-owned subsidiary of Epazz, Inc., was spun-off. As a result, on November 21, 2013 the Company distributed a total of 345,610,950 shares to holders of record of Epazz, Inc. as of the close of trading on September 15, 2013 on a 10:1 basis.

The following table summarizes the fair value of assets acquired and liabilities assumed:

Assets acquired
Cash	$–
Total assets acquired	–
Liabilities assumed
InterCompany accounts payable, related party	1,025
Total fair value of assets and liabilities acquired	(1,025)

Note 4 – Related Parties

Shares of Class A Common Stock Issued to Related Parties Pursuant to a Stock Distribution

On November 21, 2013, Epazz, Inc. distributed 345,610,950 shares of the Class A common stock of the Company among Epazz, Inc.’s shareholders pursuant to the spin-off of the Company from Epazz, Inc. Each shareholder of record on September 15, 2013 was issued one share of FlexFridge, Inc. Class A common stock for each share of Epazz, Inc. class A common stock owned by the shareholder. A total of 297,385,702 of these shares were issued to related parties representing approximately 86% of the total shares issued.

Note 5 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-11

The following schedule summarizes the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of December 31, 2013 and 2014, respectively:

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$100	$–	$–
Total assets	100	–	–
Liabilities
InterCompany accounts payable, related parties	–	3,175	–
Total Liabilities	–	3,175	–
	$100	$(3,175)	$–

	Fair Value Measurements at December 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$20	$–	$–
Total assets	20	–	–
Liabilities
InterCompany accounts payable, related parties	–	30,136	–
Total Liabilities	–	30,136	–
	$20	$(30,136)	$–

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the period from March 3, 2013 (Inception) through December 31, 2014.

Level 2 liabilities consist of InterCompany debt arrangements. No fair value adjustment was necessary during the period from March 3, 2013 (Inception) through December 31, 2014.

Note 6 – Stockholder’s Equity (Deficit)

On November 14, 2013, the Board of Directors, consisting solely of Shaun Passley, the Company’s majority shareholder, amended the Article of Incorporation to change the par value and number of authorized shares of each class of common and series of preferred stock, in addition to the modification of the attributes and dividends. The disclosures herein reflect these modifications and the changes to the par value have been retroactively reflected throughout.

Convertible Preferred Stock, Series A

The Company has 20,000,000 authorized shares of $0.0001 par value Series A Convertible Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock accrues dividends equal to 1.5% of the Company’s revenues per quarter, beginning on January 1st of any calendar year in which the Company has generated revenue over $2 million, and an additional 24% of the Company’s net income beginning on January 1st of any calendar year in which the Company has generated net income over $2 million. The dividends are payable at the discretion of the Company, provided that any unpaid dividends accrue until paid. The Series A Preferred Stock includes a liquidation preference equal to $0.0001 per share, plus any accrued and unpaid dividends. The Series A Preferred Stock is convertible, at the option of the holder into shares of the Company’s Class A Common Stock, with five business days’ notice into 60% of the total number of then issued and outstanding shares of Class A Common Stock. The Series A Preferred Stock has limited voting rights, relating solely to matters which adversely affect the rights of the Series A Preferred Stock holders. The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Series A Preferred Stock have been issued to date.

F-12

Convertible Preferred Stock, Series B

The Company has 20,000,000 authorized shares of $0.0001 par value Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Series B Preferred Stock accrues dividends equal to 1.5% of the Company’s revenues per quarter, beginning on January 1st of any calendar year in which the Company has generated revenue over $1 million, and an additional 6% of the Company’s net income beginning on January 1st of any calendar year in which the Company has generated net income over $2 million. The dividends are payable at the discretion of the Company, provided that any unpaid dividends accrue until paid. The Series B Preferred Stock includes a liquidation preference equal to $0.0001 per share, plus any accrued and unpaid dividends. The Series B Preferred Stock is convertible, at the option of the holder into shares of the Company’s Class A Common Stock, with five business days’ notice into 10% of the total number of then issued and outstanding shares of Class A Common Stock, provided that no conversion will take place until all holders of the Series B Preferred Stock consent to such conversion. The Series B Preferred Stock has limited voting rights, relating solely to matters which adversely affect the rights of the Series B Preferred Stock holders. The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Convertible Series B Preferred Stock have been issued to date. No shares of Series B Preferred Stock have been issued to date.

Common Stock, Class A

The Company has 1 billion authorized shares of $0.0001 par value Class A Common Stock.

Stock Distribution

On November 21, 2013, Epazz, Inc. distributed 345,610,950 shares of the class A common stock of the Company among Epazz, Inc.’s shareholders pursuant to the spin-off of the Company from Epazz, Inc. Each shareholder of record on September 15, 2013 was issued one share of Z Fridge, Inc. class A common stock for each share of Epazz, Inc. class A common stock owned by the shareholder. A total of 297,385,702 of these shares were issued to related parties representing approximately 86% of the total shares issued.

Convertible Common Stock, Class B

The Company has 60,000,000 authorized shares of $0.0001 par value Convertible Class B Common Stock, convertible at the option of the holder into shares of the Company’s Class A Common Stock on a 1:1 basis. The Convertible Class B Common Stock carries preferential voting rights of 2,000 votes to each Class A Common Stock vote (2,000:1). The Company shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock such number of shares sufficient to effect the conversions. No shares of Class B Common Stock have been issued to date.

Note 7 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the period from March 3, 2013 (Inception) through December 31, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2014, the Company had approximately $30,116 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

The components of the Company’s deferred tax asset are as follows:

	December 31,	December 31,
	2013	2014
Deferred tax assets:
Net operating loss carry forwards	$(3,075)	$(30,116)

Net deferred tax assets before valuation allowance	1,076	$10,541
Less: Valuation allowance	(1,076)	(10,541)
Net deferred tax assets	$–	$–

F-13

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2014.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 31,
2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35)%

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 8 – Subsequent Events

On January 13, 2015, the Company granted 20,000,000 shares of Series A Preferred Stock to Shaun Passley, the president of the company for management services.

On January 13, 2015, the Company granted 16,000,000 shares of Series B Preferred Stock to Epazz, Inc. a corporation controlled by the president of the company for offices services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to GG Mars Capital Inc. a related party for financing services.

On January 13, 2015, the Company granted 1,998,000 shares of Series B Preferred Stock to Star Financial Corporation a related party for financing services.

On January 13, 2015, the Company granted 4,000 shares of Series B Preferred Stock to Craig Passley a related party for management services.

On January 13, 2015, the Company granted 20,000,000 shares of Series B Common Stock to Shaun Passley, the president of the company for product development services.

F-14